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EXHIBIT 4.2

AMENDMENT NO. 1
TO THE
REGISTRATION RIGHTS AND RESALE AGREEMENT

        This Amendment No. 1 (the "Amendment") to the Registration Rights and Resale Agreement (the "Agreement") dated April 5, 2002 is made and entered into this 27th day of August, 2002 by and between California Amplifier, Inc., a Delaware corporation (the "Company"), Kaul-Tronics, Inc., a Wisconsin corporation ("Kaul-Tronics"), NGP, Inc., a Wisconsin corporation ("NGP"), and together with Kaul-Tronics, the "Initial Investors") and the stockholders of the Initial Investors (the "Stockholders," and together with the Initial Investors, the "Investors") all of whose names are set forth in Schedule 1 attached hereto, for the express benefit of such Investors. Capitalized terms not otherwise defined herein shall have the meanings given them in the Agreement.

RECITALS

        WHEREAS, Section 13 of the Agreement provides that the parties, with the written consent of the Company and the holders of a majority of the Shares, may supplement or amend any provision of the Agreement;

        WHEREAS, the Company and the Investors desire (i) to amend Sections 2 and 7 of the Agreement to allow Kaul-Tronics to sell Shares under the Registration Statement, and to impose the resale restrictions of the Agreement on Kaul-Tronics, and (ii) to ratify and affirm the Agreement in all other respects; and

        WHEREAS, this Amendment shall be effective as of August 27, 2002.

AGREEMENT

        NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, the parties hereto agree to amend the Agreement as follows:

  1.
  Amendment.

          A.    The first paragraph of Section 2.01 of the Agreement is amended and restated in its entirety as follows:

    "2.01 The Company will use reasonable commercial efforts to file a Registration Statement on Form S-3 for the registration under the Securities Act of sales of the Shares owned by the Stockholders (an "S-3 Registration Statement") within 160 days after the Closing (the "S-3 Registration Period"). The S-3 Registration Statement shall, upon becoming effective, be sufficient to permit the public resale of the Shares by the Stockholders and Kaul-Tronics through the facilities of all applicable securities exchanges on which the Company's common stock is being traded or on the over-the-counter market."

          B.    Section 7 of the Agreement is hereby amended and restated in its entirety as follows:

          7.    "Stand-Off" Agreement

    Each Stockholder and Kaul-Tronics, respectively, agree not to sell publicly or otherwise transfer, pledge or dispose of any Shares received from the Initial Investors or the Company, respectively, except as provided as follows: (i) each Stockholder and Kaul-Tronics, respectively, may sell up to 25% of their Shares during the one year following the date on which the Registration Statement is declared effective by the SEC (the "First Anniversary"); (ii) each Stockholder and Kaul-Tronics, respectively, may sell up to an additional 37.5% of their Shares during the period after the First Anniversary until the date which is 15 months after the date on which the Registration Statement is declared effective by the SEC ("Fifteen Month

    Anniversary"); and (iii) each Stockholder and Kaul-Tronics, respectively, will be able to sell any of its remaining Shares after the Fifteen Month Anniversary."

        2.    Ratification.    Except as expressly amended hereby, the Agreement shall continue in full force and effect in accordance with its terms, without any waiver, amendment or other modification of any provision thereof.

        3.    Governing Law.    The Company and the Investors agree that the interpretation, validity, construction, and performance of this Amendment shall be governed by the laws of the State of Delaware without regard to its principles of conflicts of laws.

        4.    Counterparts.    This Agreement may be executed in any number of counterparts and each such counterpart shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of August 27, 2002.

COMPANY:
CALIFORNIA AMPLIFIER, INC. a Delaware corporation
By:	/s/ RICHARD K. VITELLE
Name:	Richard K. Vitelle
Title:	Vice President Finance and Chief Financial Officer

AMENDMENT NO. 1
TO THE
REGISTRATION RIGHTS AND RESALE AGREEMENT

SCHEDULE 1

INVESTORS

Kaul-Tronics, Inc., a Wisconsin corporation		NGP, Inc. a Wisconsin corporation
By:	/s/ JOHN R. KAUL John R. Kaul President	By:	/s/ JOHN R. KAUL John R. Kaul President
	/s/ JAMES L. ATKINSON James L. Atkinson		/s/ THOMAS A. PROCHNOW Thomas A. Prochnow
	/s/ JENNIFER LARSON Jennifer Larson		/s/ LONNIE FREEMAN Lonnie Freeman
	/s/ MICHELE L. CONNER Michele L. Conner		/s/ KERRY E. LARSEN Kerry E. Larsen
	/s/ MELISSA M. STARIN Melissa M. Starin		/s/ RICHARD L. POWELL Richard L. Powell
	/s/ MARY PAT KAUL Mary Pat Kaul		/s/ RICHARD J. WHEELER Richard J. Wheeler

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EXHIBIT 4.2
AMENDMENT NO. 1 TO THE REGISTRATION RIGHTS AND RESALE AGREEMENT
AMENDMENT NO. 1 TO THE REGISTRATION RIGHTS AND RESALE AGREEMENT